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                                      7900 Xerxes Avenue South * Suite 2300
                                                 Bloomington, MN 55431-1115
                                            612/835-1344 * FAX 612-835-5845
VIRCHOW, KRAUSE & COMPANY, LLP
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Certified Public Accountants & Consultants



Cool Can Technologies, Inc.
4505 Las Virgenes Road, Suite 206
Calabasas, California 91302

Attention: Mr. Bruce Leitch, President

Re:  Cool Can Technologies, Inc.
             Registration Statement on Form S-8

Ladies and Gentlemen:

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion of our report dated
August 15, 2001 which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern on the financial statements of Cool Can
Technologies, Inc. for the periods ending June 30, 2001 and June 30, 2000 in the Company's Form S-8 registration statement to be filed with the United States
Securities and Exchange Commission.

We also consent to the reference to us under the caption
"Experts" in the Prospectus.


                                  VIRCHOW, KRAUSE & COMPANY, LLP
                                  /s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
October 3, 2001